UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 16, 2009
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
16740 East Hardy Road, Houston, Texas
(Address of principal executive offices)
77032
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     In connection with the Registration Statement on Form S-3 (Registration No. 333-153631) (the “Registration Statement”) filed by Smith International, Inc. (the “Company”) with the Securities and Exchange Commission covering debt securities issuable under an Indenture (the “Indenture”) dated as of September 8, 1997 between the Company and The Bank of New York Mellon (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of March 19, 2009 between the Company and the Trustee (the “First Supplemental Indenture”), the Company entered into a Purchase Agreement, dated as of March 16, 2009 (the “Purchase Agreement”), with J.P. Morgan Securities Inc., Banc of America Securities LLC and Calyon Securities (USA) Inc., as representatives of the several underwriters named therein, in connection with the issuance and sale of $300,000,000 in the aggregate principal amount of the Company’s 8.625% Senior Notes due 2014 (the “2014 Notes”) and $700,000,000 in the aggregate principal amount of the Company’s 9.750% Senior Notes due 2019 (the “2019 Notes” and collectively with the 2014 Notes, the “Senior Notes”).
     The Purchase Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Affiliates of certain of the underwriters are lenders with respect to the Company’s bridge loan facility and U.S. revolving credit facility. Pursuant to the Purchase Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Senior Notes to the underwriters, and the underwriters agreed to purchase the Senior Notes for resale to the public. The Company sold the 2014 Notes to the underwriters at a purchase price of 99.072% of the principal amount thereof, and the underwriters offered the 2014 Notes to the public at a price of 99.672% of the principal amount thereof. The Company sold the 2019 Notes to the underwriters at a purchase price of 99.302% of the principal amount thereof, and the underwriters offered the 2019 Notes to the public at a price of 99.952% of the principal amount thereof. Interest is payable on the Senior Notes on each March 15 and September 15, commencing on September 15, 2009. The 2014 Notes mature on March 15, 2014 and the 2019 Notes mature on March 15, 2019.
     The Company expects the net proceeds from the sale of the Senior Notes to be approximately $991.2 million, after deducting underwriting discounts and commissions and expenses. The Company intends to use the net proceeds from the sale of the Senior Notes, together with the net proceeds from its new $525 million senior unsecured term loan facility (1) to repay all of the outstanding $1.0 billion senior unsecured bridge loan facility which was used to fund a portion of the cash consideration of the acquisition of W-H Energy Services, Inc., (2) to repay outstanding indebtedness under its $400.0 million unsecured revolving credit facility, which as of March 13, 2009, was $235.0 million and (3) to the extent such proceeds are sufficient, for general corporate purposes.
     The Senior Notes are governed by and were issued pursuant to the Indenture and First Supplemental Indenture. The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture, the First Supplemental Indenture and Senior Notes require the Company to make an offer to repurchase Senior Notes upon a change of control repurchase event in connection with the 2014 Notes and the 2019 Notes, as applicable (as defined in the First Supplemental Indenture), at a price of 101% of the aggregate principal amount thereof.
     The foregoing description of the Purchase Agreement, the First Supplemental Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits hereto and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The Company hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement, which was supplemented by the Prospectus Supplement dated March 16, 2009, filed with the Securities and Exchange Commission by the Company on March 17, 2009:

Exhibit No.	Description of Exhibits

1.1	Purchase Agreement dated as of March 16, 2009 by and among Smith International, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Calyon Securities (USA) Inc., as representatives of the several underwriters named therein.

4.1	First Supplemental Indenture dated as of March 19, 2009, between Smith International, Inc. and The Bank of New York Mellon, as Trustee, with respect to the issuance of the 8.625% Senior Notes due 2014 and the 9.750% Senior Notes due 2019.

4.2	8.625% Senior Note due 2014.

4.3	9.750% Senior Notes due 2019.

5.1	Opinion of Gardere Wynne Sewell LLP as to the legality of the Senior Notes.

23.1	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1 hereto).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.
Date: March 20, 2009	By:	/s/ MARGARET K. DORMAN
Margaret K. Dorman
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Purchase Agreement dated as of March 16, 2009 by and among Smith International, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Calyon Securities (USA) Inc., as representatives of the several underwriters named therein.

4.1	First Supplemental Indenture dated as of March 19, 2009, between Smith International, Inc. and The Bank of New York Mellon, as Trustee, with respect to the issuance of the 8.625% Senior Notes due 2014 and the 9.750% Senior Notes due 2019.

4.2	8.625% Senior Notes due 2014.

4.3	9.750% Senior Notes due 2019.

5.1	Opinion of Gardere Wynne Sewell LLP as to the legality of the Senior Notes.

23.1	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1 hereto).